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                                                                    EXHIBIT 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         As independent certified public accountants, we consent to the incorporation by reference in the Registration Statement on Form S-8 of yesmail.com, inc. of our report dated June 4, 1999 (except with respect to the matters discussed in Note 11, as to which the date is September 21, 1999) (and to all references to our firm) included in or made part of the Registration Statement on Form S-1 (File No. 333-80137) of yesmail.com, inc.


                                          /s/ ARTHUR ANDERSEN LLP
                                              ARTHUR ANDERSEN LLP

Chicago, Illinois
November 24, 1999